                                                                                                Exhibit 11

                                               EDISON INTERNATIONAL

                                COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE

                                                                      For the Quarter ended
                                                                            June 30,
----------------------------------------------------------------------------------------------------

         In millions, except per-share amounts                   2001                     2000
----------------------------------------------------------------------------------------------------

         Consolidated net income (loss)                         $  (102)                  $  137
         Basic weighted average shares                              326                      332
         Diluted weighted average shares                            326                      332
         Basic earnings (loss) per share                       $ (0.31)                   $ 0.41
         Diluted earnings (loss) per share                     $ (0.31)                   $ 0.41

                                                                    For the Six Months ended
                                                                            June 30,
----------------------------------------------------------------------------------------------------

         In millions, except per-share amounts                   2001                     2000
----------------------------------------------------------------------------------------------------

         Consolidated net income (loss)                          $ (719)                  $  247
         Basic weighted average shares                              326                      338
         Diluted weighted average shares                            326                      339
         Basic earnings (loss) per share                        $(2.21)                   $ 0.73
         Diluted earnings (loss) per share                      $(2.21)                   $ 0.73